NL INDUSTRIES, INC.                       Contact:      Gregory M. Swalwell
Three Lincoln Centre                                    Vice President, Finance
5430 LBJ Freeway, Suite 1700                            (972) 450-4228
Dallas, Texas   75240-2697
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PRESS RELEASE
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FOR IMMEDIATE RELEASE



                   NL INDUSTRIES, INC. ANNOUNCES NEW DIRECTORS


         DALLAS, TEXAS - October 22, 2003 - NL Industries, Inc. (NYSE: NL) announced that C. H. Moore, Jr. and Terry N. Worrell have been appointed to its board of directors and as members of the audit committee. The board also appointed Mr. Worrell to the management development and compensation committee.

         Mr. Moore is a certified public accountant and retired from KPMG LLP, an independent auditing firm, in 2000. He served in several management positions for the firm, including managing partner of its Dallas, Texas business unit from 1990 to 1999. Prior to 1990, Mr. Moore was partner-in-charge of the audit and accounting practice of the firm's Dallas business unit for 12 years.

         Mr. Worrell has been a private investor with Worrell Investments, Inc., a real estate investment company, since 1989. From 1974 to 1989, Mr. Worrell was president and chief executive officer of Sound Warehouse of Dallas Inc., a chain of retail music stores.

         NL Industries, Inc. is a major international producer of titanium dioxide pigments.

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